AMENDMENT TO CONVERTIBLE PROMISSORY NOTE DUE FEBRUARY 28, 2018

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE DUE FEBRUARY 28, 2018 dated as of November 7, 2017 (the “Amendment”), made by and between Forex Development Corporation, a Delaware corporation (the “Company”) and FRH Group Ltd. (the “Holder”)

WITNESSETH:

WHEREAS, the Company previously executed and delivered to the Holder a Convertible Promissory Note Due February 28, 2018 in the principal amount of $100,000 and dated February 22, 2016 (the “Note”) and

WHEREAS, the Company and Investor desire to execute this Amendment which amends the Note

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Company and Holder agree that the Note is hereby amended as follows.

1. Paragraph 1.2 is hereby amended to read as follows:

“1.2.” In the event the Company does not make, when due, any payment of principal or interest required to be made hereunder, the Company, upon fifteen (15) days notice to the Company by the Holder, shall issue 1,000,000 shares of the Company’s common stock, as adjusted in accordance with Paragraph 3 of the Note, to the Holder in full satisfaction of all monies owing on the Note to the Holder.

2. Paragraph 2. Is hereby amended to read as follows:

“2.” Default. In the event of an occurrence of any event of default specified below, the principal and all accrued interest on the Note shall become immediately due and owing, and upon fifteen (15) days notice from the Holder to the Company, except as specified below, the Company shall issue 1,000,000 shares of the Company’s common stock, as adjusted in accordance with Paragraph 3 of the Note, to the Holder in full satisfaction of all monies owing on the Note to the Holder.

3. Miscellaneous.

(a) Except as expressly amended and modified by this Amendment, the Note is and shall continue to be in full force and effect in accordance with the terms thereof.

(b) This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, Company and Holder have duly executed this Amendment To Convertible Promissory Note Due February 28, 2018 as of the day and year first above written.

FOREX DEVELOPMENT CORPORATION		FRH GROUP LTD.

By:	/s/ Mitch Eaglstein	By:	/s/ Benjamin Gsell
	Mitch Eaglstein Chief Executive Officer		Benjamin Gsell Director